SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 20, 2009

                                 BIOCORAL, INC.
             (Exact name of Registrant as Specified in its Charter)


           Delaware                                              33-0601504
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

38 rue Anatole France, 92594
Levallois Perret Cedex France        011-3314-757-9843                N/A
(Address of Issuer's principal   (Issuer's telephone number,       (Zip Code)
      executive offices)            including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant's Certifying Accountant.

By letter dated January 20, 2009, Moore & Associates Chartered ("Moore") advised Biocoral, Inc.'s board of directors of its resignation as its registered independent public accountant. Biocoral, Inc. engaged Moore on January 31, 2006.

The report of Moore on the audited consolidated financial statements of Biocoral, Inc. and its subsidiaries as of and for either of the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles and none of the events described on item 304(a)(1)(iv) of Regulation S-K occurred during such period, or interim period preceding Moore's resignation. During the two fiscal years ended December 31, 2007 and 2006 and the subsequent interim period Moore's resignation, there was no disagreement with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore, would have caused Moore to make reference to the subject matter of such disagreement in connection with its reports on Biocoral, Inc. and its subsidiaries' consolidated financial statements, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to Biocoral, Inc. and its subsidiaries and Moore.

Biocoral, Inc. requested that Moore furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the response to that request is filed as
Exhibit 16.1 to this Form 8-K.

The resignation of Moore was accepted and approved by Biocoral, Inc.'s Board of Directors by unanimous written consent dated as of January 22, 2009.


Item 9.01 Exhibits.

16.1 Letter from Moore & Associates Chartered regarding change in registrant's certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009

                                                    BIOCORAL, INC.

                                                    By: /s/ Nasser Nassiri
                                                        ------------------
                                                        Nasser Nassiri
                                                        Chief Executive Officer
                                                        and Chairman